                                                                  EXHIBIT 10




                               WARRANT AGREEMENT


TO:              Dr. Hajime Kimura, M.D., Ph.D.

FROM:            Charles Gelman

DATE:            September 2, 1994


         Pursuant to and in accordance with a resolution of the Board of Directors of Gelman Sciences Inc. (the "Corporation") adopted at its meeting on September 2, 1994, the Corporation hereby grants you a warrant (the "Warrant") to purchase 9,000 shares of the Common Stock, $0.10 par value, of the Corporation (the "Shares") at $14.25 per Share, upon the terms and conditions contained in this Agreement.

    1. The Warrant is not intended to be an incentive stock option within the meaning of the Internal Revenue Code of 1986, as amended.

    2. The Warrant may not be transferred by you otherwise than by will or by the laws of descent and distribution and, during your lifetime, the Warrant is exercisable only by you.

    3. Subject to the terms contained in this Agreement, you may exercise the Warrant in whole or in part beginning on the date of this Agreement.

    4. This Warrant will expire (to the extent not previously exercised) on the tenth anniversary of the date of this Agreement, unless terminated earlier upon your termination of service as a member of the Board of Directors of the Corporation or your death, which are governed by Paragraphs 5 and 6 of this Agreement, respectively.

    5. If your service as a member of the Board of Directors of the Corporation terminates for any reason other than your death, you have the right for a period of 90 days following such termination, but in no event subsequent to the expiration date of the Warrant, to exercise that portion of the Warrant, if any, which is exercisable by you on the date of termination of your service.

    6. If your service as a member of the Board of Directors of the Corporation terminates by reason of your death, the Warrant, to the extent it is exercisable on the date of your death, may be exercised for a period of 180 days following your death, but in no event subsequent to the expiration date of the Warrant, by your legal representative or by the person or persons to whom your rights shall pass by will or by the laws of descent and distribution.

    7. The Warrant shall be exercised by giving a written notice to the Secretary of the Corporation. Such notice shall specify the number of Shares to be purchased, the name in which you desire to have the shares registered, your address and your social security number and shall be accompanied by payment in full in cash of the aggregate exercise price for the number of Shares purchased and by the representation required by Paragraph 10 of this Agreement if the Shares to be issued upon exercise of the Warrant have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Such exercise shall be effective only upon the actual receipt of such written notice and no rights or privileges of a shareholder of the Corporation in respect of any of the Shares issuable upon exercise of any part of the Warrant shall inure to you or any other person who is entitled to exercise the Warrant unless and until certificates representing such Shares shall have been issued.

    8. Nothing contained in this Agreement, nor any action taken by the Corporation, shall confer upon you any right with respect to continuation of your service as a member of the Board of Directors of the Corporation.

    9. If, upon or as a result of your exercise of the Warrant, there shall be payable by the Corporation any amount for income tax withholding, you will pay such amount to the Corporation to reimburse the Corporation for such income tax withholding.

    10. Unless a registration statement covering the Shares subject to the Warrant is in effect under the Securities Act, all Shares purchased upon the exercise of the Warrant shall be acquired for investment and not with a view to, or for, sale in connection with any distribution thereof and each notice of exercise of the Warrant shall be accompanied by a representation in writing signed by you to that effect. The Corporation may place a legend upon any certificate representing the Shares purchased pursuant to exercise of the Warrant noting that the transfer of such Shares may be restricted under the Securities Act.

    11. In the event that the outstanding shares of Common Stock of the Corporation shall be increased by a stock dividend or changed into or exchanged for a different number of kind of shares of stock or other securities of the Corporation or of another corporation, whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise, the number, price and kind of Shares subject to the Warrant shall be appropriately adjusted.

    12. The Shares issued upon exercise of the Warrant may consist in whole or in part of the authorized and unissued or reacquired Common Stock of the Corporation.

                                                   Sincerely yours,



                                                   Charles Gelman
                                                   Chairman of the Board and CEO


    The above is agreed to and accepted:

    /s/ H. Kimura

    Dr. Hajime Kimura, M.D., Ph.D.

    Dated:   Sept. 12, 1994





                                       3